Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made and entered into as of April 30, 2026, by and between Inseego Corp., a Delaware corporation (the “Company”), and Nokia Solutions and Networks Oy (the “Subscriber”). The Company and the Subscriber are together referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, simultaneously with the execution of this Agreement, the Parties are entering into an Asset Purchase Agreement (the “Purchase Agreement”; capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to them in the Purchase Agreement) pursuant to which, among other things and subject to the terms and conditions contained therein, the Company will purchase certain assets from the Subscriber and, in consideration therefor, the Company will issue to the Subscriber shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and warrants to purchase shares of Common Stock;

WHEREAS, simultaneously with the Transaction Closing (as defined below), the Parties will enter into a registration rights agreement, pursuant to which the Company will agree to provide certain registration rights in respect of, among other things, the Shares and the Warrant Shares (each as defined below); and

WHEREAS, at, and subject to the consummation of, the transactions contemplated by the Purchase Agreement (the “Transaction Closing”), the Company desires to sell to the Subscriber, and the Subscriber desires to purchase, as applicable, the Securities (as defined below), as, and subject to the terms and conditions set forth, in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the Parties hereby agree as follows:

SECTION 1. Subscription.

1.1 Purchase and Sale. At the Closing (as defined below), the Company shall sell and issue to the Subscriber, (a) and the Subscriber shall purchase from the Company, 775,795 shares of Common Stock (the “Shares”), as may be adjusted as a result of any consolidation, stock split, stock dividend or similar event effected between the date hereof and the Closing, for an aggregate purchase price of Ten Million United States Dollars (US $10,000,000) (the “Purchase Price”) and (b) a warrant for 260,569 shares of Common Stock (the “Warrant”), as may be adjusted pursuant to the terms of the form of warrant attached hereto as Exhibit A (the “Warrant Instrument”), for good and valuable consideration, the receipt of which by the Company is hereby acknowledged, under the terms of the Warrant Instrument. In this Agreement, the shares of Common Stock issuable upon exercise of the Warrant are referred to as the “Warrant Shares” and the Shares, the Warrant and the Warrant Shares are collectively referred to as the “Securities.”

1.2 Closing. Subject to the terms and conditions set forth in this Agreement, the closing of the purchase and sale of the Shares and the Warrant (the “Closing”) shall take place simultaneously with the Transaction Closing (or such other date and time as is mutually agreed to by the Company and the Subscriber) (the day on which the Closing takes place, the “Closing Date”). At the Closing: Company’s SEC Filings

(a) The Subscriber shall deliver to the Company the Purchase Price by wire transfer of immediately available funds to an account of the Company designated in writing by the Company to the Subscriber;

(b) The Subscriber shall deliver to the Company the certificates required to be delivered by the Subscriber pursuant to Section 4.3(b);

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(c) The Company shall issue (or cause to be issued) the Shares in book entry form and the Warrant to the Subscriber; and

(d) The Company shall deliver to the Subscriber the certificates required to be delivered by the Subscriber pursuant to Section 4.2(b).

For the avoidance of doubt, each of the Securities and the Purchase Price shall be issued or paid, as applicable, without reduction for any deduction or withholding.

In the event that the Closing has not occurred within one Business Day after the Transaction Closing, unless otherwise agreed by the Company and the Subscriber, the Company shall promptly (but no later than one Business Day thereafter) return the previously wired Purchase Price to the Subscriber by wire transfer of United States dollars in immediately available funds to the account specified by the Subscriber, and the Warrant and any book entries for the Shares shall be deemed cancelled; provided that, unless this Agreement has been terminated pursuant to Section 6, such return of funds shall not terminate this Agreement or relieve the Subscriber of its obligation to purchase, or the Company of its obligation to issue and sell, the Shares and the Warrant at the Closing.

SECTION 2. Representations and Warranties of the Company. As a material inducement to the Subscriber to enter into this Agreement, the Company hereby represents and warrants to the Subscriber that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

2.1 Organization, Corporate Power and Licenses. The Company is a corporation validly existing and duly incorporated and registered under the Laws of its jurisdiction of incorporation and has full power to conduct its business as conducted as at the date of this Agreement. The Company has the full legal right, requisite power and authority to enter into, execute, deliver and perform the Agreement and to consummate the transactions contemplated hereunder which has been duly authorized and approved by all necessary actions.

2.2 Authorization; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by the requisite corporate action of the Company. This Agreement has been duly executed and delivered by the Company, and assuming that this Agreement constitutes the legal, valid and binding obligation of the Subscriber, then this Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity. There are no (i) outstanding judgments, orders, injunctions or decrees of any Governmental Entity or arbitration tribunal against the Company, (ii) lawsuits, actions or proceedings pending, or to the Purchaser’s Group’s knowledge, threatened against the Company, or (iii) investigations by any Governmental Entity which are pending or, to the Purchaser’s Group’s knowledge, threatened against the Company, which, in the case of each of paragraphs (i), (ii) and (iii) of this Section 2.2, have had or that would reasonably be expected to have a Material Adverse Effect on the Company’s right and/or ability to perform its obligations under this Agreement. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby by the Company in accordance with the terms of this Agreement does not and shall not (i) conflict with, constitute a default under or result in an acceleration, breach of the terms, conditions or provisions of, (ii) result in a violation of, or (iii)  require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with (other than any consent that has been obtained on or prior to the date hereof, and other than required filings with the Securities and Exchange Commission (the “SEC”), any applicable state and federal securities laws and the rules and regulations of Nasdaq Global Select Market (“Nasdaq”), which the Company undertakes to file within the applicable time periods), any third party or any court or administrative or governmental body or agency pursuant to, (A) the Company’s certificate of incorporation or bylaws, or (B) any law, statute, rule or regulation to which the Company is subject, or any material agreement, instrument, order, judgment or decree to which the Company is subject.

2.3 Investment Company Act. The Company is not and, after giving effect to the transactions contemplated hereby, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

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2.4 Valid Issuance. The Shares have been duly and validly authorized. Upon the issuance of the Securities in accordance with the terms hereof or the Warrant Instrument (as applicable), the Securities will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and restrictions, including, but not limited to, restrictions on transfer, except for restrictions on transfer imposed by applicable securities laws, and shall not be subject to preemptive rights, rights of first refusal or any similar rights. Assuming the accuracy of the representations and warranties of the Subscriber in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws. No stockholder approval is required to issue the Securities. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

2.5     SEC Filings; Financial Information. (a) Since April 30, 2023, except as set forth in the Purchaser Disclosure Letter, the Company has filed or furnished on a timely basis all reports, schedules, forms, statements and other documents (including exhibits and schedules and all other information incorporated therein) required to be filed or furnished by the Company with the SEC (as supplemented, modified or amended since the time of filing, the “SEC Filings”). As of their respective dates, or, if amended or superseded prior to the date of this Agreement, as of the date of (and giving effect to) the last such amendment (and, in the case of registration statements and proxy statements, on the date of effectiveness and the dates of the relevant meetings, respectively), the SEC Filings complied, in all material respects with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Filings, and, except to the extent that information contained in such SEC Filings has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed or furnished SEC Filing, none of the SEC Filings when filed or furnished contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. (b) The consolidated financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the SEC Filings present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by the applicable rules and regulations of the SEC. Such consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q or other rules and regulations of the SEC).

2.6 No Material Adverse Change. Since December 31, 2025, except as specifically set forth in a subsequent SEC Filing filed prior to the date hereof, there has not been: (a) any material adverse change in the financial condition or operating results of the Company and its subsidiaries, taken as a whole, from that reflected in the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025; (b) any declaration or payment by the Company of any dividend (other than the accrual of dividends on or prior to January 14, 2026 on the Company’s Series E preferred stock), or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any equity securities of the Company; (c) any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company; (d) any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it; (e) any satisfaction or discharge of a material lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business; (f) any material labor difficulties or, to the Company’s knowledge, labor union organizing activities with respect to employees of the Company; (g) any issuance of any equity securities to any executive officer, director or affiliate of the Company, except Common Stock issued in the ordinary course pursuant to existing Company stock option or stock purchase plans or executive and director corporate arrangements disclosed in the SEC Filings; or (h) the occurrence of any Material Adverse Effect.

2.7 Capitalization. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and are validly issued, fully paid and nonassessable. None of such shares were issued in violation of any preemptive rights or other similar rights of third parties and such shares were issued in compliance with applicable state and federal securities laws. No person is entitled to preemptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company. There are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as disclosed in the

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2.8 Private Placement. Assuming the accuracy of the representations and warranties of the Subscriber set forth in Section 3, the offer and sale of the Securities to the Subscriber as contemplated hereby is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The issuance and sale of the Securities does not contravene the rules and regulations of Nasdaq.

2.9 No Directed Selling Efforts or General Solicitation. Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of the Securities.

2.10 No Integrated Offering. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, (x) which, to its knowledge, is or will be (i) integrated with the offer and sale of the Securities pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of Nasdaq or (y) under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.

2.11 Manipulation of Price. The Company has not, and, to the Company’s knowledge, no person acting on its behalf has (a) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (b) sold, bid for, purchased or paid any compensation for soliciting purchases of, any of the Securities in violation of Regulation M under the Exchange Act or (c) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

SECTION 3. Representations and Warranties of the Subscriber. As a material inducement to the Company to enter into this Agreement, the Subscriber hereby represents and warrants to the Company that the following statements are complete and accurate as of the date of this Agreement and will be complete and accurate as of the Closing Date:

3.1 Organization; Power. The Subscriber is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Subscriber possesses all requisite power and authority necessary to carry out its obligations under this Agreement.

3.2 Authorization; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by the requisite corporate, partnership, limited liability company or other applicable action by the Subscriber. Assuming that this Agreement constitutes the legal, valid and binding obligation of the Company, then this Agreement constitutes the legal, valid, and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity and there is no litigation challenging the enforceability of this Agreement in accordance with its terms. The execution and delivery by the Subscriber of this Agreement and the consummation of the transactions contemplated hereby by the Subscriber in accordance with the terms of this Agreement, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) result in a violation of, or (iii) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency pursuant to (A) the Subscriber’s organizational documents or (B) any law, statute, rule or regulation to which the Subscriber is subject, or any material agreement, instrument, order, judgment or decree to which the Subscriber is subject.

3.3 Broker’s Fees. Except as qualified in Section 5.23 of the Disclosure Letter, no broker, investment banker, agent, finder or other intermediary acting on behalf of the Seller or under the authority of the Seller is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with this Agreement.

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3.4 Purchase Entirely for Own Account. The Securities will be acquired for the Subscriber’s own account and not for the account of others or as nominee or agent, and not with a view to, or for, resale, distribution, syndication, or fractionalization thereof, and the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Subscriber’s right at all times to sell or otherwise dispose of all or any part of the Securities in compliance with applicable federal and state securities laws; provided, however, that by making the representations herein, the Subscriber does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement, the Lock-Up Agreement and the applicable federal and state securities laws, at all times to sell or otherwise dispose of all or any part of the Securities, pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.

3.5 Investment Experience; No Endorsement. The Subscriber understands that the Subscriber’s investment in the Securities involves a high degree of risk and that no United States federal or state agency or any other government or governmental agency has passed or made any recommendation or endorsement of the Securities. The Subscriber acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

3.6 Disclosure of Information. The Subscriber has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.

3.7 Restricted Securities. The Subscriber understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

3.8 Legends. The Subscriber understands that any certificates (or book entry notations) evidencing the Shares may bear a legend in substantially the following form, together with such legends, if any, as may be required by the authorities of any state in connection with the issuance of the Shares:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

3.9 Accredited Investor. The Subscriber is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

3.10 No General Solicitation. The Subscriber did not enter into this Agreement or otherwise acquire the Securities as a result of any general solicitation or general advertising.

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SECTION 4. Conditions to Closing.

4.1 Conditions to Closing of Each Party. The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the following conditions:

(a) No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or final unappealable Order that enjoins, restrains, makes illegal, prevents or otherwise prohibits the consummation of the transactions contemplated by this Agreement (and no Action shall have been commenced for the purpose of obtaining any of the foregoing).

(b) The Transaction Closing shall have occurred, or shall occur substantially contemporaneously with the Closing.

4.2 Conditions to Closing of the Subscriber. The obligations of the Subscriber to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Subscriber’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of the Company contained in Section 2 of this Agreement shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made on and as of the Closing Date (or, in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct in all material respects as of such specified date).

(b) The Subscriber shall have received from the Company a certificate dated as of the Closing Date certifying the satisfaction of the condition set forth in Section 4.2(a) signed by a duly authorized officer of Seller.

4.3 Conditions to Closing of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Subscriber’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of the Subscriber contained in Section 3 of this Agreement shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made on and as of the Closing Date (or, in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct in all material respects as of such specified date).

(b) The Company shall have received from the Subscriber a certificate dated as of the Closing Date certifying the satisfaction of the condition set forth in Section 4.3(a) signed by a duly authorized officer of the Subscriber.

SECTION 5. Other Agreements.

5.1 Survival. The representations and warranties set forth in Sections 2 and 3 of this Agreement shall survive for a period of one year after the Closing Date.

5.2 Listing. Until the earlier of (i) the third anniversary of the Closing, (ii) such date as the Subscriber no longer owns any of the Stock Consideration or Warrants and (iii) the consummation of the liquidation of the Purchaser or a Change of Control (as such term is defined in the Lock-up Agreement), the Company shall use commercially reasonable efforts to list the Shares and the Warrant Shares when issued and maintain the listing and trading of its Common Stock on Nasdaq (or another national securities exchange) and, in accordance therewith, shall use reasonable best efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Nasdaq (or such other national securities exchange on which the Common Stock is then trading). The Company shall also use commercially reasonable efforts to permit the Shares and the Warrant Shares when issued to be eligible for clearance and settlement through The Depository Trust Company.

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5.3 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Subscriber under this Agreement.

5.4 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Subscriber, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of Nasdaq such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.5 Removal of Legends. In connection with any sale, assignment, transfer or other disposition of the Shares by the Subscriber pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the subsequent purchaser acquires freely tradable shares, if requested by the Subscriber by notice to the Company, and subject to the receipt by the Company and/or its counsel and the transfer agent, as applicable, of customary representation letters or other documentation from the Subscriber, the Company shall promptly (and in any event within two (2) Business Days) request that the transfer agent remove, upon such sale or disposition, any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends. Without limiting the foregoing, promptly following the earliest of such time as the Shares (i) have been registered under the Securities Act pursuant to an effective registration statement; (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without any restriction, the Company shall take all commercially reasonable steps, including delivering to the transfer agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for such book entry shares and causing its counsel to deliver to the Transfer Agent opinions that the removal of such legends may be effected under the Securities Act, to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares. The Company shall provide Purchaser with written notice of such removal and unlegended entry promptly thereafter.

5.6 Further Assurances. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request.

5.7 No Other Representations and Warranties. The Subscriber acknowledges and agrees that (a) in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Subscriber has relied solely upon its own investigation and the express representations and warranties set forth in Section 2 of this Agreement, and (b) none of the Company or any of its officers, directors, employees or representatives has made any representation or warranty as to the Company or the transactions contemplated hereby, except as expressly set forth in Section 2 of this Agreement.

5.8 Publicity. Subject in all cases to the terms of the Confidentiality Agreement, except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Subscriber without the prior written consent of the Company (in the case of a release or announcement by the Subscriber) or the Subscriber (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Subscriber, as the case may be, shall allow the Subscriber or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

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SECTION 6. Termination.

6.1 Conditions of Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Parties;

(b) by either Party if the Closing shall not have occurred by the Long-Stop Date (as such date may be extended pursuant to the terms of the Purchase Agreement); provided, however, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any Party if any action or failure to act by such Party has been a principal cause of or resulted in the failure of the Closing or the Transaction Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement or the Purchase Agreement;

(c) by either Party if a Governmental Entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any applicable Law or any final non appealable Order permanently enjoining or otherwise prohibiting the transactions contemplated hereby or the Transactions has been issued by a Governmental Entity of competent jurisdiction; provided, however, that the right to terminate this Agreement under this Section 6.1(c) will not be available to any Party whose actions resulted in any applicable Law or Order that had the effect of restraining, enjoining or otherwise prohibiting the transactions contemplated hereby or the Transactions;

(d) by the Subscriber, if it is not in material breach of its obligations under this Agreement and there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of the Company such that the conditions set forth in Section 4.2(a) would not be satisfied as of the time of such breach or inaccuracy and such breach or inaccuracy has not been cured within five (5) Business Days after written notice thereof to Company; and

(e) by the Company, if it is not in material breach of its obligations under this Agreement and there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of the Subscriber such that the conditions set forth in Section 4.3(a) would not be satisfied as of the time of such breach or inaccuracy and such breach or inaccuracy has not been cured within five (5) Business Days after written notice thereof to Company.

6.2 Effect of Termination of Purchase Agreement. If the Purchase Agreement is terminated in accordance with its terms pursuant to Section 17 thereof, this Agreement shall automatically terminate with no further force or effect.

SECTION 7. Miscellaneous.

7.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

7.2 Counterparts. This Agreement may be executed simultaneously in counterparts (including by means of telecopied or pdf signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may also be executed via facsimile or e-mail, which shall be deemed an original.

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7.3 Entire Agreement. This Agreement, the Purchase Agreement and the other agreements and documents referred to herein contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

7.4 Costs and Expenses. Each Party shall be responsible for its own costs and expenses, including legal fees, incurred in connection with the transactions contemplated by this Agreement.

7.5 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Any suit, action or other proceeding arising out of or relating to this Agreement shall be brought exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware and each of the parties hereto hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or other proceeding. Each party agrees to commence any action, suit or proceeding relating thereto in the Delaware Chancery Court. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

7.6 Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in the Purchase Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

INSEEGO CORP.

/s/ Steven Gatoff
Name: Steven Gatoff
Title: Chief Financial Officer

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

NOKIA SOLUTIONS AND NETWORKS OY

/s/ Pasi T. Virtanen

Name: Pasi T. Virtanen

Title: Authorized Signatory

/s/ Miikka Meklin

Name: Miikka Meklin

Title: Authorized Signatory

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Exhibit A

Form of Warrant

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NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

INSEEGO CORP.

Warrant Shares: 260,569	Initial Exercise Date: [•], 2026

Issue Date: [•], 2026

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Nokia Solutions and Networks Oy or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after [•], 2026 (the “Initial Exercise Date”) and on or prior to 6:30 p.m., New York City time, on [•], 2030 (the “Termination Date”), but not thereafter, to subscribe for and purchase from Inseego Corp., a Delaware corporation (the “Company”), up to 260,569 shares (as adjusted from time to time as provided in Section 2) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price (as defined in Section 1(b)). Except as otherwise defined herein, capitalized terms used in this Warrant shall have the meanings set forth in Section 5.

Section 1 Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part (but not as to fractional shares), at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency that the Company may designate by notice to the registered Holder at the address of the Holder appearing on the books of the Company) of an appropriately completed and duly executed Notice of Exercise in the form annexed hereto as Annex I (the “Notice of Exercise”) and the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required.

(b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $12.89, subject to adjustment hereunder (the “Exercise Price”).

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(c) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant, in whole or in part, by means of a “Cashless Exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing ((A-B) (X)) by (A), where:

“ A ”bsp;         equals (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 1(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day;

“ B ”bsp;         equals the Exercise Price of this Warrant, as adjusted hereunder;

“ X ”bsp;         the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a Cashless Exercise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Issue Date (provided that the Securities and Exchange Commission continues to take the position that such treatment is proper at the time of such exercise). Except as set forth in Section 4(h), in no event will the exercise of this Warrant be settled in cash.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported thereon, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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(d) Mechanics of Exercise.

(i) Delivery of Warrant Shares Upon Exercise.

(1) Warrant Shares purchased hereunder shall be promptly transmitted by the Transfer Agent to the Holder following receipt of the Notice of Exercise and payment of the aggregate Exercise Price by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise.

(2) Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided, however, that if payment of the Exercise Price, if applicable, is not received by the Company with such Notice of Exercise, the Holder shall be deemed to have become the holder of record of the Warrant Shares specified in such Notice of Exercise one (1) Trading Day following the Company’s receipt of the Exercise Price therefor.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within two (2) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two (2) Business Days of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(iii) Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 1(d)(i) within two (2) Trading Days following receipt of the Notice of Exercise and aggregate Exercise Price, if applicable, then the Holder will have the right to rescind such exercise.

(iv) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

(v) Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant, when surrendered for exercise, shall be accompanied by the Assignment Form attached hereto as Annex II (the “Assignment Form”), duly executed by the Holder, and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. For the avoidance of doubt, the Company shall not be responsible for any tax which may be payable in respect of any transfers involved in the registration of any book entry or certificates for Warrant Shares or Warrants in a name other than that of the Holder.

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(vi) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(e) Holder’s Exercise Limitations.

(i) The Holder shall not have the right to exercise any portion of this Warrant, pursuant to this Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including any preferred stock) beneficially owned by the Holder or any of its Attribution Parties that, in the case of both (A) and (B), are subject to a limitation on conversion or exercise similar to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 2(e)(i), beneficial ownership and determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e)(i) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 2(e)(i), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of shares of outstanding Common Stock as reflected in (1) the Company’s most recent periodic or annual report filed with the Securities Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) a more recent notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within three (3) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction (as defined below) as contemplated in this Warrant.

(ii) The “Beneficial Ownership Limitation” shall initially be [20.0]% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e) to any percentage specified in such notice. Any increase or decrease in the Beneficial Ownership Limitation will not be effective until the (sixty-first) 61st day after such notice is delivered to the Company. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 2 Certain Adjustments.

(a) Voluntary Adjustment by the Company. The Company may, at any time, with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(b) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a Distribution (as defined below) on its Common Stock or any other equity or equity equivalent securities payable in Common Stock (which, for the avoidance of doubt, shall not include any Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding Common Stock into a smaller number of shares or (iv) issues by reclassification of Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 2(b) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or Distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification; provided that if such record date is fixed and such dividend is not fully paid or such Distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Exercise Price shall be adjusted pursuant to this Section 2(b) to reflect the actual payment of such dividends or Distributions.

(c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 2(a) and Section 2(b) above, if at any time the Company grants, issues or sells any rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then such Purchase Rights shall be held in abeyance for the Holder until the Holder exercises this Warrant in full and, upon the exercise of the Warrant in full, the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including, without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation. When such a Purchase Right is granted, issued or sold, the Company shall promptly notify the Holder of such event and of the Purchase Rights that such Holder is entitled to receive upon exercise of the Warrant.

(d) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of its Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, the Board of Directors of the Company shall set aside the amount of such dividend or Distribution that the Holder would have participated in if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant in full (without regard to any limitations on exercise hereof, including, without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such dividend or Distribution, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the participation in such dividend or Distribution, and upon the exercise of the Warrant, the Holder shall be entitled to receive such dividend or Distribution provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or beneficial ownership of such Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation. When such a dividend or Distribution is made, the Company shall promptly notify the Holder of such event and of the dividend or other Distribution that such Holder is entitled to receive upon exercise of the Warrant.

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(e) Treatment Upon a Fundamental Transaction.

(i) Upon consummation of any Fundamental Transaction at any time while this Warrant remains outstanding, this Warrant shall be automatically converted into the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitations on exercise hereof, including, without limitation, the Beneficial Ownership Limitation), the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if the Holder had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”), net of the Exercise Price in effect immediately prior to the occurrence of such Fundamental Transaction. If the holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

(ii) “Fundamental Transaction” means any of the following occurring after the Issue Date: (A) completion of any tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property; (B) a merger or consolidation of the Company or a sale of all or substantially all of the assets of the Company in one or a series of related transactions; (C) a recapitalization, reorganization or other transaction involving the Company; (D) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Company; or (E) the acquisition by any “person” (together with his, her or its Affiliates) or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), directly or indirectly, of the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of outstanding shares of capital stock and/or other equity securities of the Company, in a single transaction or series of related transactions (including, without limitation, one or more tender offers or exchange offers), representing more than fifty percent (50%) of the voting power of, or economic interests in, the then outstanding shares of capital stock of the Company.

(f) Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(g) Notice to Holder of Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 2, the Company shall promptly deliver to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

Section 3 Transfer of Warrant.

(a) Subject to the Holder’s appropriate compliance with the restrictive legend on this Warrant and the transfer restrictions set forth herein, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with an Assignment Form duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer; provided, however, that no Warrants for fractional Warrants shall be transferred. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such Assignment Form and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within two (2) Trading Days of the date the Holder delivers an Assignment Form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 4 Miscellaneous.

(a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 1(d)(i), except as expressly set forth in Section 2.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of such Warrant.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(d) Authorized Shares.

(i) The Company covenants that (A) during the period the Warrant is outstanding it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the issuance of the Warrant Shares upon the exercise of this Warrant; and (B) the Company will take commercially reasonable steps to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company’s officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of this Warrant are fully authorized to do so. All Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of this Warrant and payment of the Exercise Price for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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(ii) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its Certificate of Incorporation or through any recapitalization, reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.

(e) Governing Law; Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws. Any suit, action or other proceeding arising out of or relating to this Warrant shall be brought exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware and each of the parties hereto hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or other proceeding. Each party agrees to commence any action, suit or proceeding relating thereto in the Delaware Chancery Court. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, may have restrictions upon resale imposed by state and federal securities laws.

(g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

(i) Notices. All notices and other communications under this Warrant must be in writing and are deemed duly delivered when (i) if delivered personally or by nationally recognized overnight courier service (costs prepaid), upon delivery (ii) if sent by electronic mail, upon transmission, or (iii) if sent by mail, upon the earlier of (A) receipt or rejection by the addressee and (B) three (3) days after mailing by United States of America certified or registered mail, postage prepaid and with return receipt requested, in each case to the following addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, email address or individual as a party may designate by notice to the other parties):

If to the Company:

Inseego Corp.

9605 Scranton Road, Ste 300

San Diego, CA 92121

Attention: Steven Gatoff and Frances Wong

E-Mail: [***]

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With a copy (which will not constitute notice) to:

Greenberg Traurig, LLP
One Vanderbilt Ave.

New York, NY 10017
Attention: Jason Simon and Michael Helsel
E-mail: Jason.simon@gtlaw.com and helselm@gtlaw.com

If to the Holder:

Nokia Solutions and Networks Oy
Karakaari 7A

FI-02610 Espoo

Finland

Attention: Crispin Vicars and Pasi T. Virtanen

E-mail: [***]

With a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
22 Bishopsgate

London

EC2N 4BQ

United Kingdom
Attention: Dennis Klimentchenko and Sarah Knapp
E-mail: Denis.Klimentchenko@skadden.com and Sarah.Knapp@skadden.com

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k) Successors and Assigns. Subject to applicable securities laws and the restrictions on transfer described herein, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(l) Amendment. This Warrant may be modified, amended or the provisions hereof waived with the written consent of the Company and the holders of a majority of the Warrant Shares underlying the then-outstanding Warrants (disregarding for this purpose any and all limitations of any kind on exercise of the Warrants). Any amendment effected in accordance with the foregoing shall be binding on all Warrants and Holders thereof.

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(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

(n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

Section 5 Certain Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person, as such terms are used in and construed under Rule 405 promulgated under the Securities Act.

(b) “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

(c) “Control” (including the terms “controlling”, “controlled by” or “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(d) “NASDAQ” means The Nasdaq Stock Market.

(e) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

(f) “Trading Day” means a day on which NASDAQ is open for trading.

(g) “Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

(h) “Transfer Agent” means the transfer agent for the Common Stock.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

INSEEGO CORP.

By:
Name:
Title:

AGREED AND ACCEPTED BY

NOKIA SOLUTIONS AND NETWORKS OY

By:
Name:
Title:

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ANNEX I

NOTICE OF EXERCISE

TO: INSEEGO CORP.

(1) The undersigned hereby elects to purchase [●] Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full) and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

(2) The Holder intends that payment of the aggregate Exercise Price shall be made pursuant to Section 1(b) with respect to [●] Warrant Shares for an aggregate Exercise Price of $[●] (equal to $[•] per Warrant Share)

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(4) The Warrant Shares shall be delivered to the following DWAC Account Number: [●]

(5) The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Name of Investing Entity:_____________________________

By: _____________________________

[Signature of Authorized Signatory of Investing Entity]

Name of Authorized Signatory: ___________________________

Title of Authorized Signatory: ____________________________

Date: ____________________________

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ANNEX II

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name (Please Print):

Address (Please Print):

Phone Number:

Email Address:

Dated:

Holder’s Signature: ______________________

Holder’s Address: ______________________

______________________

______________________

______________________

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